EXHIBIT 23.1



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                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Orient-Express Hotels Ltd. on Form S-3 of our report dated March 2, 2001, appearing in the Annual Report on Form 10-K of Orient-Express Hotels Ltd. and subsidiaries for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/Deloitte & Touche LLP

New York, New York
August 10, 2001